Shareholder voting rights delegation agreement

This Shareholder Voting Proxy Agreement (the "**Agreement**") is executed on December 31, 2023 in Suzhou, China by the following parties:

Party A: Suzhou Yongfeng Consulting Management Co., Ltd., a limited liability incorporated and existing under the laws of the People's Republic of China

Ren Co., Ltd. is located at Room 1108, 11th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou City.

Party B: Hu Ting, ID Number: 320502196507292527.

Party C: Jiangsu Taifeng Cultural Communication Co.,Ltd., a limited company incorporated and existing in accordance with Chinese laws

Company, address: Room 1002, 10th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou City.

Whereas:

1. Party B is the current shareholder of Party C and holds 50% of the equity of Party C as of the Date hereof (hereinafter referred to as "C **Party C's equity** ");

2. Party A, a wholly foreign-owned enterprise registered in Suzhou, China, is the current shareholder of Party C and holds 50% of Party C's equity as of the date hereof;

3. The parties hereto have signed an Exclusive Purchase Right Agreement (hereinafter referred to as the "Exclusive Purchase **Right Agreement**") on December 31, 2023. If Party A, in its independent judgment, makes a purchase request, as permitted by the laws of the People's Republic of China and the relevant conditions are met, (a) Party B shall, upon its request, transfer all or part of its equity in Party C to Party A and/or any other entity or individual designated by Party B; (b) Party C shall transfer all or part of its assets to Party A and/or any other entity or individual designated by Party C upon its request;

4. The parties hereto signed an Equity Pledge Agreement (hereinafter referred to as the "Equity Pledge **Agreement**") on December 31, 2023, whereby Party B pledged all 50% of its

equity in Party C (hereinafter referred to as Party C's equity) to Party A to provide a pledge guarantee for the contractual obligations and secured obligations mentioned in this Contract;

5. Party A and Party C signed an Exclusive Business Cooperation Agreement (hereinafter referred to as the "Business **Cooperation Agreement") on December 31, 2023, pursuant to which Party** A provides Party C with relevant exclusive technical services, technical advice and other services

In order to guarantee the performance of the business cooperation Agreement and the legitimate rights and interests of Party A, Party A, Party B and Party C intend to sign this Agreement with respect to the voting rights of shareholders entrusted by Party B to Party A. Party B intends to entrust Party A and/or the individuals or entities designated by it to exercise its entrustment rights (as defined below) in Party C, and Party A also intends to exercise the entrustment rights (as defined below) in Party C
Designate such individuals or entities to accept the mandate.

Through friendly consultation, the parties hereby agree as follows:

1. Right of entrustment

1.1 Party B unconditionally and irrevocably undertakes, Upon execution hereof, it will sign the Power of Attorney (hereinafter referred to as the "Power of **Attorney"**) in the content and format of **Annex** I hereto to authorize Party A or, as instructed by Party A, the directors and senior managers of its direct or indirect overseas parent company designated by Party A Officer and the liquidator or other successor acting on behalf of such Director (the "**Trustee"), but not including any person who** is not independent of Party B or may give rise to any conflict of interest, to exercise his or her equity interests as Party C, To exercise all shareholders' rights under Party C's Articles of Association then in force and applicable laws and regulations and to act on behalf of Party B in all material matters of Party C. Such rights (hereinafter referred to as "**entrustment rights**") include but are not limited to:

1) Acting as an agent of Party B to propose, convene and attend shareholder meetings of Party C in accordance with Party C's articles of association;

2) exercise any laws, regulations, rules, notices, interpretations or other binding documents issued by any central or local legislative, administrative or judicial authority before or after the execution of this Agreement in accordance with the laws of the People's Republic of China, The "**PRC Laws**") and the Articles of Association of Party C (including any other voting rights of shareholders as provided for by such Articles of Association as amended), including but not limited to the right to distribute dividends, sell or transfer or pledge or dispose of part or all of the shares of Party C, and the right to appoint directors;

3) acting as the legal representative of Party C, or acting as the chairman, director or manager of Party C and/or nominating, selecting, appointing, appointing or replacing Party C's legal representative, chairman, director, supervisor, chief executive officer (or manager) and other senior management personnel on behalf of Party B in accordance with the specific provisions of Party C's articles of Association regarding the method of formation of legal representative; When any director, supervisor or senior manager of Party C's conduct damages the interests of Party C or its shareholders, initiate a lawsuit or take other legal action against such director or senior manager; Instructing Party C's directors, senior managers, and the law

Party C's representative shall act in accordance with Party A's intention;

4) sign documents (including but not limited to minutes of shareholders' meeting) and submit them to the relevant company's business administration department

And other government departments to file documents;

5) representing the registered shareholders of Party C in the exercise of its voting rights in the event of its bankruptcy, liquidation, dissolution or termination; 6) the right to distribute the remaining assets of Party C after its bankruptcy, liquidation, dissolution or termination;

7) Matters relating to the submission and registration of documents relating to Party C to government departments; and

8) Exercise any shareholder's rights to dispose of Party C's assets in accordance with the law, including but not limited to the management of its assets related

The right to conduct business, the right to access its income and the right to acquire its assets;

9) the right to monitor Party C's operations and financial performance, declare dividends and inspect Party C's financial information; 10) the right to approve amendments to Party C's articles of association; and
11) To Shareholders in accordance with applicable PRC laws and regulations and Party C's Articles of Association (as amended from time to time)
Other rights.

1.2 Without limiting the rights granted hereunder, Party A shall have the rights and licenses granted hereunder. To sign the transfer contract agreed and defined in the Exclusive Right to Purchase Agreement on behalf of Party B (when Party B is required to be a party to such contract), and to perform the terms of the equity Pledge Agreement and the Exclusive Right to Purchase Agreement signed on the same date as this Agreement by Party B.

1.3 Party B hereby warrants and warrants that no actual or potential conflict of interest will arise between Party B and Party A and/or the Trustee as a result of Party B's authorization under Article 1.1 hereof. In case of any potential conflict of interest between Party B and Party C and Party A or Party A's direct or indirect overseas parent company or a subsidiary company of Party A, Party B will give the best protection and will not damage the interests of Party A or Party A's direct or indirect overseas parent company or a subsidiary company of Party A. In the event that Party B is a director or senior management of Party A or its direct or indirect overseas parent company, Party B will authorize Party A or other directors or senior management other than Party B as instructed by Party A to exercise the rights under Article 1.1 of this Agreement. Party B shall not sign any document or make any relevant commitment that is in conflict of interest with Party C or Party A and its designees in the agreements and other legal documents under execution; Party B shall not, by any act or omission, cause any conflict of interest between Party B, Party A and its shareholders. If such conflict of interest arises (Party A has the right to unilaterally decide whether such conflict of interest arises), Party B shall, with the consent of Party A or its designee, take timely measures to eliminate it. If Party B refuses to take measures to eliminate the conflict of interest, Party A shall have the right to exercise the purchase right under the Exclusive Purchase Right Agreement.

1.4 Party B hereby undertakes that, without prior written consent of Party A, it shall not, in any way, directly or indirectly, participate in or engage in any business that is or may be in competition with the business of Party A and Party C and the company under its control. Or be employed by relevant entities that operate or may compete with the business of Party A and Party C and the company controlled by them, or hold interests or assets of such entities (other than holding no more than 5% interest in the company that exists or may compete), Party A has the right to determine whether Party B exists or may exist in the above circumstances.

1.5 Party B hereby undertakes that in the event of the bankruptcy, liquidation, dissolution or termination of Party C, all assets including Party C's equity acquired by Party B after the bankruptcy, liquidation, dissolution or termination of Party C will be transferred to Party A free of charge or at the lowest price permitted by the laws of the People's Republic of China. Or all assets including shares of Party C will be disposed of by the then liquidator in order to protect the interests of Party A's direct or indirect shareholders and/or creditors.

1.6 Party B agrees that Party A has the right of subdelegation and can delegate the handling of the matters under Article 1.1 hereof to other parties. The trustee and/or Party A shall exercise the entrustment right in the same way that Party B shall exercise the rights of shareholders in person. The authorization and entrustment of the right of entrustment shall be provided that the trustee is a member of the Board of Directors of Party A or a Chinese citizen designated by the Board of Directors through negotiation and meets the requirements of Article 1.3 hereof, and Party B agrees to the said authorization and entrustment. When Party A sends a written notice to Party B to replace the agent, Party B shall immediately appoint another entity or Chinese citizen then designated by Party **A** to exercise the above entrustment rights, and sign the entrustment letter in the content and format of **Annex I hereto**. The new entrustment letter in accordance with the provisions hereof shall replace the original entrustment letter once it is issued. Party B shall also announce or explain that the original Power of Attorney has been annulled by sending a notice or other public form to the relevant person; In addition, Party B shall not revoke the entrustment and authorization given to the trustee and/or Party A.

1.7 Party B shall confirm and acknowledge any legal consequences arising from the exercise of the above entrustment rights by the trustee and/or Party A, and shall bear the corresponding legal responsibilities.

1.8 All acts of the agent and/or Party A in exercising the equity rights of Party C and/or exercising the entrustment rights shall be deemed as Party B's own acts, and all documents signed shall be deemed to be signed by Party B. The Trustee and/or

Party A may act in accordance with its own will without seeking prior consent from Party B when doing the above acts, provided that the trustee and/or Party A shall inform Party B in a timely manner after the proposal of convening Party C's shareholders' meeting is made. Party B hereby acknowledges and approves such acts and/or documents of the Trustee and/or Party A.

1.9 During the term of this Agreement, Party B agrees and confirms that it shall not exercise all rights granted to Party A and/or the Agent under this Agreement in relation to the equity of Party C without prior written consent of Party A.

1.10 In the event of Party B's death, incapacity, marriage, divorce, bankruptcy, liquidation, dissolution or other events that may affect Party B's exercise of Party C's equity held by Party B, Party B's successors (including spouse, children, parents, siblings, grandparents, maternal grandparents) or the shareholders or transferees of Party C's equity at that time shall be deemed as the signatories to this Agreement and shall inherit/assume all rights and obligations of Party B under this Agreement.

1.11 The equity of Party C held by Party B is not the common property between Party B and its spouse (if applicable), and Party B's spouse (if applicable) does not own and has no disposal of the equity of Party C; Party B's operation, management and other voting of Party C as a result of holding Party C's equity shall not be affected by Party B's spouse (if applicable).

1.12 Party B (in the case that Party B is the main body of the enterprise) has made and caused its shareholders (including indirect shareholders and actual interest holders), directors and partners (if applicable) to make all proper arrangements and sign all necessary documents, Ensure that in the event of merger, division, dissolution, liquidation, cancellation and/or

other circumstances that may affect the exercise of Party B's shares, its successors, liquidation group, creditors and other persons who may obtain Party C's shares or relevant rights therefrom shall not affect or hinder the performance of this Agreement. Party B warrants to Party A that it has made and caused its shareholders (including indirect shareholders and actual interest holders), directors and partners to make (if applicable) all proper arrangements and sign all necessary documents to guarantee Party B's effective existence and to guarantee Party B's performance hereof.

1.13 If Party B (in the case of Party B being the entity of the enterprise) changes its controlling shareholder or actual controller, Party B shall obtain the prior written consent of Party A. However, if Party b's controlling shareholder or actual controller is changed, and the controlling shareholder and actual controller after such change (a) agree in writing and promise to encourage Party B to continue to perform this Agreement, and (b) such change will not cause this Agreement to violate the Chinese laws in force at that time or cause other adverse effects to this Agreement, Party A shall not unreasonably refuse to agree.

1.14 In case of merger, division, dissolution, liquidation, bankruptcy application or cancellation of Party B (in the case of Party B being the main body of the enterprise), Party B shall obtain the prior consent of Party A. Provided that Party a shall not unreasonably refuse such consent if Party b's successors (a) agree in writing and undertake to continue to perform this Agreement, and (b) such changes will not cause this Agreement to violate the then effective Chinese laws or otherwise adversely affect this Agreement.

2. Right to know

2.1 For the purpose of exercising the entrustment rights under this Agreement, Party A and/or the agent shall have the right to know the company's operation, business, customers, finance, employees and other relevant information of Party C, and to consult the relevant information of Party C

Party C shall give full cooperation in this regard.

3. Exercise of delegated rights

3.1 Party B will provide full assistance to the Agent and/or Party A in exercising the entrustment right, including timely signing of relevant legal documents when necessary (for example, to meet the requirements of submitting documents required by government departments for approval, registration and filing, or requirements of laws and regulations, regulatory documents, articles of association or instructions or orders of other government departments). Including but not limited to resolutions made by the trustee and/or Party A at the shareholders' meeting of Party C, or power of attorney with clear scope of authorization (if required by relevant laws and regulations or articles of association or other normative documents).

3.2 Party B irrevocably agrees that when Party A puts forward a written request related to the exercise of the entrustment right, Party B shall, within three (3) days upon receipt of the written request, take actions in accordance with the provisions of the written request to meet Party A's requirements regarding the exercise of the entrustment right.

If at any time during the term of this Agreement, the granting or exercise of the entrustment right hereunder cannot be achieved for any reason (except for the breach by Party B or Party C), the Parties shall immediately seek an alternative plan that is closest to the unrealized provision and sign a supplementary agreement to modify or adjust the terms hereof if necessary, so as to ensure that the purpose hereof can continue to be realized.

4. Disclaimer and compensation

4.1 The Parties acknowledge that under no circumstances shall Party A be required to bear any liability or make any compensation, financial or otherwise, to other parties or any third parties in connection with its exercise and/or the exercise of the entrusted rights under this Agreement by its designated Trustee.

4.2 Party B and Party C agree to compensate and hold Party A harmless for all losses suffered or likely to be suffered by Party A as a result of its exercise of the entrustment rights and/or its designated agent exercise of the entrustment rights, including but not limited to any losses arising from any litigation, recovery, arbitration, claim or administrative investigation or punishment by any government authority brought against it by any third party. However, if the loss is caused by the intentional

or serious negligence of Party A and/or the agent, such loss shall not be included in the compensation.

5. Representations and warranties

5.1 Party B hereby represents and warrants as follows:

5.1.1 Party B has full and independent legal status and legal capacity, and has been properly authorized to sign, deliver and perform this Agreement, and can independently act as a party to the litigation.

5.1.2 Party B has the full right and authority to enter into and deliver this Agreement and all other documents to be signed in connection with the transactions hereunder, and has the full right and authority to complete the transactions hereunder. This Agreement shall be executed and delivered by it lawfully and properly. This Agreement constitutes

Its legal and binding obligations and may be enforced against it in accordance with the terms of this Agreement.

5.1.3 When this Agreement comes into force, it is the legal shareholder of Party C registered by industry and commerce. Except for the rights set forth in this Agreement, the equity Pledge Agreement and the Exclusive Purchase Right Agreement, there is no third party right in the entrustment rights. Pursuant to this Agreement, Party A and/or the Agent may fully and fully exercise the entrustment rights in accordance with Party C's articles of Association then in force.

5.1.4 Its execution, delivery and performance of this Agreement and completion of the transactions hereunder shall not violate the provisions of the laws of the People's Republic of China and the provisions of its articles of Association/Partnership Agreement (as far as Party B is concerned), nor any agreement, contract or other arrangement between Party C and any third party which is binding on it.

5.2 Party A hereby represents and warrants as follows:

5.2.1 It is a limited liability company duly registered and legally existing in accordance with the laws of its place of registration and has the status of an independent legal person; It has full and independent legal status and legal capacity to sign, deliver and perform this Agreement and can act independently as a party to the litigation.

5.2.2. It has full rights and authority within the Company to enter into and deliver this Agreement and all other documents to be executed by it in connection with the transactions referred to herein and it has full rights and authority to complete the transactions referred to herein.

5.3 Party C represents and warrants as follows:

5.3.1 It is a limited company duly registered and lawfully existing under the laws of its place of incorporation and has the status of an independent legal person; It has full and independent legal status and legal capacity to sign, deliver and perform this Agreement and can act independently as a party to the litigation.

5.3.2 It has full rights and authority within the Company to enter into and deliver this Agreement and all other documents to be executed by it in connection with the transactions referred to herein and it has full rights and authority to complete the transactions referred to herein.

5.3.3 Party B is the legal shareholder of Party C registered by industry and commerce when this Agreement comes into effect. Except for the rights set forth in this Agreement, the Share Pledge Agreement and the Exclusive Purchase Right Agreement, there is no third party right in the entrustment right. Pursuant to this Agreement, Party A and/or the Agent may exercise the entrustment rights in full and to the fullest extent in accordance with Party C's articles of Association then in force.

5.3.2 The execution, delivery and performance of this Agreement and the completion of the transactions hereunder shall not violate the provisions of the laws of the People's Republic of China, or the articles of association, rules and regulations or other organizational documents of Party C, or any agreement,

contract or other arrangement between it and any third party that is binding on it.

6. Transfer

Party A shall have the right, in its sole discretion, to sublicense or transfer this Agreement and/or its rights in relation to this Agreement to any other person or entity without prior notice to or consent from Party B or Party C.

7. Term hereof

7.1 This Agreement shall be effective and irrevocable from the date of execution and shall continue in force and effect unless Party A gives a written instruction to the contrary or terminates this Agreement in accordance with Clause 7.2 or in accordance with Clause 8. Upon Party A's written notice to Party B to terminate this Agreement in whole or in part or to change the agent, Party B shall immediately withdraw the entrustment and authorization hereby given to Party A and the Agent and, upon Party A's written instruction, immediately sign **a** Power of attorney in the same format as the Power of Attorney set out in **Appendix I hereto**. To authorize and entrust other persons or entities nominated by Party A in the same manner as set forth herein.

7.2 Once Chinese laws permit Party A or its direct or indirect overseas parent company or subsidiary directly or indirectly controlled by Party A to directly hold the equity of Party C and lawfully engage in the business of Party C, this Agreement shall automatically end on the date when Party A or the relevant party designated by Party A is officially registered as the sole shareholder of Party C

The Agreement expires.

8. Liability for breach of contract

8.1 The Parties agree and acknowledge that if either party (the **"breaching Party")** breaches any of its obligations hereunder or fails to perform or delays in performing any of its obligations hereunder, Shall constitute a breach under this Agreement (hereinafter referred to as **"breach")**, and any of the other non-breaching parties (hereinafter referred to as "**non-breaching Party**") shall have the right to require the breaching party to

make amends or take remedial measures within a reasonable period of time. If the breaching party fails to rectify the breach or take remedial measures within a reasonable period of time or within ten (10) days after the other party notifies the breaching party in writing and requests for rectification, then

8.1.1 If Party B or Party C is the breaching party, the non-breaching party shall have the right to unilaterally and immediately terminate this Agreement and demand such rectification The breaching party shall pay damages;

8.1.2 If Party A is the breaching party, the non-breaching Party shall exempt Party A from the obligation of compensation for damages, and neither Party B nor Party C shall have any right to terminate or rescind this Agreement under any circumstances unless otherwise required by law.

Notwithstanding any other provisions hereof, the provisions of this Article 8 shall remain in force and effect unaffected by the termination hereof.

9. Duty of confidentiality

The Parties acknowledge that any oral or written information exchanged by them in connection with this Agreement will be confidential. Both Party B and Party C shall keep all such information confidential and shall not disclose any such information to any third party without the prior written consent of Party a, except in the following cases: (a) Such information is known to the public

Information (but this is not disclosed to the public by one of the recipients of the information); (b) information required to be disclosed by applicable law or the rules or requirements of any securities exchange; Or (c) Information required by Party B and Party C to disclose to their legal advisors or financial advisors in connection with the transactions contemplated under this Agreement, and such legal advisors or financial advisors are subject to confidentiality obligations similar to those set forth in this Article. Any disclosure of confidential Information by any employee, consultant, agent or agency employed by Party B and Party C shall be deemed to be a disclosure of such confidential Information by such party and such party shall be held liable for breach of this Agreement. This Agreement shall remain in force and effect regardless of termination of this Agreement for any reason.

10. Governing law and dispute resolution

10.1 The execution, entry into force, interpretation, performance, modification and termination of this Agreement and the settlement of disputes hereunder shall be governed by the laws of China.

In case of any dispute arising from the interpretation and performance of this Agreement, the parties shall first settle the dispute through friendly negotiation. If the parties fail to reach an agreement on the settlement of such dispute within thirty (30) days after any Party requests the other parties to settle the dispute through negotiation, either party may submit the dispute to Suzhou Arbitration Commission for arbitration in accordance with its arbitration rules then in force. The arbitration shall take place in Suzhou and the language of arbitration shall be Chinese. The award of arbitration shall be final and binding upon the parties. After the arbitration award becomes effective, either party shall have the right to apply to the court with competent jurisdiction for enforcement of the arbitration award. The arbitral tribunal may order compulsory relief, injunctive relief (such as conducting business or forcing asset transfer) or order bankruptcy liquidation of Party C in respect of Party C's equity interests, assets or property interests. The arbitral tribunal also has the right to order compensation or compensation for the losses and losses caused to Party A by Party A's breach of contract by other parties hereto. If necessary, the arbitral tribunal shall have the right to order the breaching party to immediately cease its breach or to order the breaching party not to engage in any conduct that may cause further damage and loss to Party A before making a final award on the dispute between the parties. The court in Hong Kong, the Cayman Islands or any other court having jurisdiction (including the court at the place where Party C is incorporated and the court where Party C or Party A's principal assets are located shall be deemed to have jurisdiction) shall also be entitled to enforce the award of the arbitral Tribunal and to award or enforce interim relief for Party C's equity interests, assets or property interests, And shall be entitled to grant interim relief in support of the arbitration pending the formation of the arbitral tribunal or in other appropriate circumstances.

10.3 In the event of any dispute arising out of the interpretation and performance of this Agreement or in the course of arbitration of any dispute, the parties hereto shall continue to exercise their respective rights and perform their respective obligations under this Agreement, except for the matters in dispute.

10.4 If at any time after the date of this Agreement, due to the promulgation or change of any laws, rules or regulations of the People's Republic of China, or due to any change in the interpretation or application of such laws, rules or regulations; The following provisions shall apply: (a) If a change in law or newly promulgated regulation is more favorable to Party A than the relevant law, regulation, decree or regulation in force on the date of this Agreement (and the other Party is not seriously adversely affected), each party shall promptly apply for such change Or the benefits arising from the new regulations and use its best efforts to obtain approval of the application; Or (b) if Party A's economic interests under this Agreement are seriously and adversely affected, directly or indirectly, as a result of such changes in law or newly promulgated regulations, this Agreement shall continue to be executed in accordance with the original provisions. Each Party shall use all lawful means at its disposal to obtain a waiver of compliance with such change or provision. If the economic interests of Party A are harmed

If the adverse effects cannot be resolved in accordance with the provisions of this Agreement, the parties shall promptly negotiate and make all necessary amendments to this Agreement to maintain Party A's economic interests under this Agreement.

11. Notice

11.1 All notices and other communications required or permitted to be given under this Agreement shall be delivered by hand or by certified postal mail, commercial Courier service or electronic mail to the address or E-mail of such party as set out in **Annex II**. Each notice shall be accompanied by an additional confirmation sent by E-mail. The date on which such communication shall be deemed to be valid service shall be determined as follows:

11.1.1 If a notice is given by personal delivery, Courier service or certified mail with pre-paid postage, it shall be deemed to have been effectively served at the address named for receipt of the notice on the date of sending or rejection.

11.1.2 If a notice is given by email, it shall be deemed to have been effectively served on the date of successful delivery.

11.2 Either Party may change the address and/or email address of its notice by giving notice to the other parties at any time in accordance with this Clause.

12. Amendments, changes and additions and texts

12.1 Any amendment, variation and supplement to this Agreement shall be made in writing and shall become effective upon being signed or sealed by the parties and completion of the Government registration process (if applicable).

12.2 Party A may, at its sole discretion and at any time, unconditionally terminate this Agreement by giving a single written notice to Party B and Party C without any liability. Party B and Party C have no right to unilaterally terminate this Agreement.

12.3 The Parties shall amend this Agreement in accordance with any amendments proposed by the Stock Exchange of Hong Kong Limited or other regulatory authorities, or any changes in the rules or related requirements of the Stock Exchange of Hong Kong Limited in relation to this Agreement.

12.4 This Agreement is made in three (3) copies. Party A, Party B and Party C shall each hold one (1) copy and all copies shall be equally authentic.

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Proxy Agreement on Shareholder Voting Rights)

In witness whereof, this Proxy Agreement for Shareholders' Voting Rights is executed by the parties on the date and place set forth above.

Party A:

Suzhou Yongfeng Consulting Management Co., Ltd.
(Stamped)

Signature:

Name: [illegible] Ting
Position: Legal Representative

(There is no text on this page, it is the signing page of the Entrustment Agreement of Shareholders' Voting Rights)

In witness whereof, this Proxy Agreement for Shareholders' Voting Rights is executed by the parties on the date and place set forth above.

Party B:

Hu Ting

Signed by:

(There is no text on this page, it is the signing page of the Entrustment Agreement of Shareholders' voting Rights)

In witness whereof, this Proxy Agreement for Shareholders' Voting Rights is executed by the parties on the date and place set forth above.

Party C:

Jiangsu Taifeng Cultural Communication Co.,Ltd.

(Stamp)

Signature:

Name: Hu Ting

Position: Legal representative

Annex I: Power of Attorney

Date:

Shareholder Hu Ting **(the "Principal")** registers to hold 50_% equity interest in Jiangsu Taifeng Cultural Communication Co.,Ltd. **(the "Company")** .The Principal hereby unconditionally and irrevocably authorizes Suzhou Yongfeng Consulting Management Co., Ltd. And/or its designated representative (Name:, ID Number:) **(the "Trustee")** to exercise the Shareholder Voting Rights Mandate Agreement signed by the Principal, the Company and the Trustee dated 31 December 2023.
(the "Agreement") to exercise the right of delegation as described and defined.

This Power of Attorney is a part of this Agreement, and this Power of Attorney is effective and irrevocable with this Agreement. Suzhou Yongfeng Consulting Management Co., Ltd., unless. , to issue a directive to the principal requesting a change of trustee, this grant The power of attorney shall remain in effect until the date of termination of this agreement.

The Principal agrees and accepts that the Trustee agrees and accepts

Signature/seal Signature/seal

[No text below this page]

Annex II

For the purpose of notification, the contact details of the parties

are as follows:

Party A:

Suzhou Yongfeng Consulting Management Co., Ltd.
Address: Room 1108, 11th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou City
Tel: 0512-69290200
Email: huachen@taifeng.ltd

Party B:

Hu Ting
Address: Room 1103, 11th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou
Tel: 15895559080
Email: huting@taifeng.ltd

Party C:

Jiangsu Taifeng Cultural Communication Co.,Ltd.
Add: Room 1002, 10th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou
Tel: 0512-69290200
Email: huachen@taifeng.ltd